Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.
Linda Hodges, Executive Vice President		Devin Sullivan
(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS PROVIDES UPDATE ON FILING OF FORM 10-K AND

RECEIVES NOTIFICATION FROM AMEX REGARDING TEMPORARY COMMON STOCK TRADING SUSPENSION

Culver City, CA — January 15, 2008 — Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in southern California, today announced that it was unable to file its Form 10-K for the fiscal year ended September 30, 2007 within a 15-day extension period afforded by Rule 12b-25 that ended on January 15, 2008. Prospect filed a Form 12b-25 with the Securities and Exchange Commission on December 28, 2007.

As previously announced, Prospect’s management and the management of Alta Healthcare System, Inc. (“Alta”) are working together with their respective independent auditors to complete a review and restatement of Alta’s pre-acquisition audited financial statements for the year ended December 31, 2006. In connection with that review and restatement, the Audit Committee of Prospect’s Board of Directors has retained independent counsel to assist and advise the Audit Committee. The review and restatement process is not yet completed and, as a consequence, Prospect has not yet been able to complete its consolidated financial statements for its fiscal year ended September 30, 2007. As a result, Prospect was unable to file its Form 10-K annual report by either December 31, 2007 or the January 15, 2008 due date provided by the 15-day extension period. The Company expects to file its fiscal 2007 Form 10-K by February 29, 2008. While the cumulative net impact of finalizing the Alta review is not yet determinable, Prospect continues to expect that any decrease in Alta’s 2006 pre-tax income will be less than $5 million.

As a result of its inability to file its fiscal 2007 Form 10-K by today’s deadline or provide investors with financial information for the 2007 fiscal year beyond what has been previously disclosed, The American Stock Exchange has notified Prospect that, beginning on January 16, 2008, trading in the Company’s common stock will be halted until either the Form 10-K is filed or additional financial information is supplied.

Dr. Jack Terner, Chairman and Chief Executive Officer of Prospect, commented, “We are in the final stages of the restatement and review process, and expect to file our Form 10-K by the end of February. We remain confident that Prospect’s new, vertically-integrated operating paradigm, in combination with ongoing investments in our core IPA business, has positioned us to capitalize on the significant opportunities in our industry and generate long-term value for our shareholders.”

ABOUT THE COMPANY

Prospect Medical Holdings manages the medical care of individuals enrolled in HMO plans in Southern California. Prospect’s vertically-integrated medical services platform is comprised of Independent Physician Associations (“IPAs”), which contract with HMOs and health care professionals to provide a full range of services to HMO enrollees, and four community-based hospitals. Prospect’s physician network is comprised of more than 9,000 specialist and primary care physicians, and the Company contracts with most major HMOs in southern California.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, and those arising from Prospect’s acquisition of Alta, the debt incurred by Prospect in connection with its acquisition of Alta, and any impact on Alta’s historical financial statements that may result from completion of Prospect’s review and analysis of those financial statements. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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